                                                       EXECUTION COPY


                             AMENDMENT NO. 1


         AMENDMENT NO. 1 dated as of August 19, 1997 between 611852 SASKATCHEWAN LTD., a corporation duly organized and validly existing under the laws of the Province of Saskatchewan, Canada (the "COMPANY"); each of the lenders that is a signatory hereto (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK OF CANADA, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

         The Company, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 (the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding C$80,000,000. CREDIT LYONNAIS CANADA (the "NEW LENDER") wishes to become a party to the Second Amended and Restated Credit Agreement as a "Lender" thereunder, the Company, the Lenders and the Administrative Agent wish to increase the aggregate amount of Commitments under the Second Amended and Restated Credit Agreement from C$80,000,000 to C$165,000,000 or the Equivalent Amount in U.S. Dollars and wish to amend the Second Amended and Restated Credit Agreement in certain additional respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

         Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Second Amended and Restated Credit Agreement shall be further amended as follows:

         2.01. The New Lender shall be deemed to be a "Lender" under and for all purposes of the Second Amended and Restated Credit Agreement and each reference therein to "Lender" shall be deemed to include the New Lender. References in the Second Amended and Restated Credit Agreement (including references to the Second Amended and Restated Credit Agreement amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed to be references to the Second Amended and Restated Credit Agreement as amended and as further amended hereby.

         2.02. The following definitions are hereby added in alphabetical order in Section 1.01 of the Second Amended and Restated Credit Agreement:

         "ALLOCATED CANADIAN BORROWING BASE" shall mean, as of any date, an amount in Dollars designated as such from time to time by the Company pursuant to Section 2.12 hereof.

                                   AMENDMENT NO. 1
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                                     - 2 -


         "ALLOCATED U.S. BORROWING BASE" shall mean an amount equal to the Borrowing Base then in effect MINUS the Allocated Canadian Borrowing Base.

         "AMENDMENT NO. 1" shall mean Amendment No. 1 dated as of August 19, 1997 to this Agreement.

         "APPLICABLE COMMITMENT FEE RATE" shall mean for any period during which the Usage Ratio is within the range specified under "Usage Ratio" in Schedule IV to Amendment No. 1, the percentage per annum set forth opposite the range in such Schedule IV.

         "BORROWING BASE REPORTS" shall mean collectively, (i) U.S. Reserve Evaluation Reports, (ii) Reserve Evaluation Reports and (iii)
Net Back Pool Reports and "BORROWING BASE REPORT" shall mean any thereof.

         "CANADIAN GUARANTEE" shall mean the Guarantee dated as of August 19, 1997 executed by Forest in favor of the Administrative Agent and the Lenders party to this Agreement.

         "COMBINED COMMITMENTS" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "COMBINED MAJORITY LENDERS" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor
Agreement dated as of August 19, 1997 between the U.S. Agent and the Administrative Agent as the same may be modified, supplemented, amended and/or restated and in effect from time to time."

         "LENDER GROUP" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "RESTRICTED SUBSIDIARY" shall have the meaning ascribed thereto in the U.S. Credit Agreement.

         "U.S. AGENT" means The Chase Manhattan Bank, as agent under the U.S. Credit Agreement.

         "U.S. CREDIT AGREEMENT" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "U.S. CREDIT AGREEMENT OBLIGATIONS" shall mean (i) the Loans provided for in Section 2.01 of the U.S. Credit Agreement and (ii) the Letter of Credit Liabilities under the U.S. Credit Agreement.

                                   AMENDMENT NO. 1
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                                     - 3 -


         "U.S. LENDERS" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "U.S. RESERVE EVALUATION REPORT" shall mean the report defined in the U.S. Credit Agreement as the "Reserve Evaluation Report" prepared for Forest.

         2.03. Section 1.01 of the Second Amended and Restated Credit Agreement is amended by deleting the existing definitions for the following terms and inserting new definitions as follows:

         "APPLICABLE MARGIN" shall mean, with respect to each Type of Loan for any period during which the Usage Ratio is within the range specified under "Usage Ratio" in Schedule V to Amendment No. 1, the number of basis points set forth opposite the range in such Schedule V to be expressed as percentages per annum for purposes of the interest calculations in this Agreement, PROVIDED that the "Applicable Margin" shall be increased or reduced, as applicable, on the date of the borrowing of a Loan or the issuance of a Letter of Credit or the acceptance of a Bankers' Acceptance, or the repayment of a Loan or expiration of a Letter of Credit or maturity of a Bankers' Acceptance, as the case may be, which results in the Usage Ratio shifting from one range to another but that the "Applicable Margin" for any BA Loan, Bankers' Acceptance or Eurodollar Loan outstanding prior to such date shall remain the same until the maturity of such Bankers' Acceptance or the end of the Interest Period for such BA Loan or Eurodollar Loan, respectively.

         "ASSIGNMENT OF PAYMENTS" shall mean the Assignment of Payments relating to the Canadian Forest Credit Agreement dated February 8, 1996, provided by the Company to the Administrative Agent as same shall be amended, modified or supplemented and in effect from time to time.

         "ASSIGNMENT OF SECURITY" shall mean the assignment of the Underlying Loan Documents dated February 8, 1996 provided by the Company to the Administrative Agent as same shall be amended, modified or supplemented and in effect from time to time.

         "CANADIAN FOREST DEBENTURE" shall mean the Demand Debenture and Negative Pledge dated February 8, 1996, as has been amended, including as amended by the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997 in the principal of C$165,000,000 payable to the Company and assigned to the Administrative Agent and its successors and assigns, as the same shall be amended, modified and supplemented and in effect from time to time.

         "COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make Loans, to issue or participate in Letters of Credit and Swingline Loans pursuant to Sections 2.03 and 2.05 hereof, and to accept Bankers' Acceptances pursuant to Section 2.04 hereof, in an aggregate principal or face amount (expressed where applicable as the Equivalent Amount of U.S. Dollars) at any one time outstanding up to but not exceeding the amount set

                                   AMENDMENT NO. 1
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                                     - 4 -


opposite the name of such Lender on the signature pages of Amendment No. 1 under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.06 or 11.06(b) hereof).

         "COMMITMENT TERMINATION DATE" shall mean August 19, 2001.

         "COMPANY DEBENTURE" shall mean the Demand Debenture and Negative Pledge dated as of February 8, 1996, as the same has been amended, including as amended by the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997, of the Company in the principal amount of C$165,000,000, payable to the Administrative Agent and its successors and assigns as the same shall be amended, modified and supplemented and in effect from time to time.

         "FOREST DEBENTURE" shall mean the Limited Recourse Demand Debenture and Negative Pledge, dated as of April 1, 1997, as the same has been amended, including as amended by the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997, of Forest in the principal amount of C$165,000,000, payable to the Company and assigned to the Administrative Agent and its successors and assigns, as the same shall be amended, modified and supplemented and in effect from time to time.

         "FUTURE NET REVENUES" shall mean, as of any date of determination for any period, the future gross revenues attributable to all or a part (as specified herein) of Proved Reserves constituting part of the Hydrocarbon Properties for such period less the sum for such period of all projected Operating Expenses and Capital Expenditures with respect thereto, as set forth in the related Borrowing Base Report, and less (without duplication) all amounts projected to be applied to the discharge of any Production Payment and to the unearned balance of any advance payment received under any contract to be performed relating to such Proved Reserves.

         "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (a) the sum of Cash Flow PLUS Cash Flow under, and as defined in, the U.S. Credit Agreement on a consolidated basis for such period to (b) the sum of Interest Expense PLUS Interest Expense under, and as defined in, the U.S. Credit Agreement on a consolidated basis for such period.

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Swingline Notes, the Letter of Credit Documents, the Security Documents, the Bankers' Acceptance Documents and the Intercreditor Agreement.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of Forest and its Subsidiaries taken as a whole, (b) the ability of any Obligor (as defined in the U.S Credit Agreement) or the Company to perform their respective obligations under any of the Basic Documents (as defined in the U.S. Credit Agreement) or the Loan Documents to which it is a

                                   AMENDMENT NO. 1
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                                     - 5 -

party, (c) the validity or enforceability of any of the Basic Documents or the Loan Documents, (d) the rights and remedies of any member of the Lender Group, the U.S. Agent and the Administrative Agent under any of the Basic Documents or the Loan Documents, as the case may be, or (e) the timely payment of the principal of or interest on the Loans (including Swingline Loans), Letter of Credit Reimbursement Obligations, Forest's obligations under the Forest Guarantee or U.S. Credit Agreement Obligations or other amounts payable in connection therewith.

         "PROMARK DEBENTURE" shall mean the Demand Debenture and Negative Pledge dated July 17, 1996 as the same has been amended, including as amended by the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997, of ProMark in the principal amount of C$165,000,000 payable to the Company and assigned to the Administrative Agent and its successors and assigns, as the same shall be amended, modified and supplemented in accordance with
Section 11.21 hereof and in effect from time to time.

         "SECURITY DOCUMENTS" shall mean collectively, the Underlying Security Documents, the Company Debenture, the deposit agreement in respect thereof, the Assignment of Payments, the Assignment of Security, the Consent and Agreement, the Canadian Guarantee, the promissory notes issued by the Borrowers under the Canadian Forest Credit Agreement, including the Notes, Swingline Notes as defined in the Canadian Forest Credit Agreement, and any other security that is now or is hereafter granted or held with regard to the Company's obligations hereunder or the Relevant Parties' obligations under the Underlying Loan Documents and all amendments, modifications, additions to, renewals of and substitutions and replacements for any of the foregoing made in accordance with Section 11.21 hereof and all registrations filed with respect to the Liens created pursuant to such documents and agreements and without limiting the generality of the foregoing includes the foregoing security and other documents as confirmed and amended from time to time including as amended by the Third Security Confirmation, Amendment and Supplemental Debenture Agreement dated as of August 19, 1997.

         "UNDERLYING SECURITY DOCUMENTS" shall mean, collectively, the Canadian Forest Debenture and the deposit agreement in respect thereof, the ProMark Debenture and the deposit agreement in respect thereof, the Forest Guarantee, Canadian Guarantee, the Forest Debenture and the deposit agreement in respect thereof, the 3189503 Guarantee and Pledge Agreement, all instruments granting a Lien on any Property of the Borrower or the Subsidiary Borrowers to the Company and all registrations with respect to the Liens created by that security.

         "USAGE RATIO" shall mean as of any date the ratio of (a) the aggregate principal amount of all Loans, Swingline Loans, Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding on such date PLUS the aggregate principal amount of the U.S. Credit Agreement Obligations pursuant to the U.S. Credit Agreement outstanding on such date to (b) the lesser of the Borrowing Base or the Combined Commitments on such date.

                                   AMENDMENT NO. 1


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                                    - 6 -

         2.04 The reference in Section 2.01(d) of the Second Amended and Restated Credit Agreement to "C$80,000,000" is amended to read "C$165,000,000".

         2.05. The definitions of "DETERMINATION PERIOD", "INDEPENDENT PETROLEUM ENGINEER", "PROVED RESERVES" and "NET BACK POOL REPORT" in
Section 1 of the Second Amended and Restated Credit Agreement shall be amended by changing the words "Reserve Evaluation Report" to "Borrowing Base Report" wherever they appear.

         2.06. Section 1 of the Second Amended and Restated Credit Agreement shall be amended by deleting the existing Section 1.03 and inserting a new Section 1.03 as follows:

         "1.03  BORROWING BASE.

         (a) BORROWING BASE REPORTS. Canadian Forest and Forest have furnished to the U.S. Agent and the Lenders updated Borrowing Base Reports dated January 1, 1997. On or before each Report Delivery Date, Canadian Forest and Forest shall furnish to the U.S. Agent, the Administrative Agent and the Lenders updated Borrowing Base Reports.

         (b) BORROWING BASE. During the period commencing on the date hereof and ending on such date the first redetermination of the Borrowing Base becomes effective as provided below in this Section 1.03(b), the Borrowing Base shall be $130,000,000 (subject to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d), 1.03(e) and 2.11(f) hereof) which amount has been determined on the basis of the Borrowing Base Reports referred to in the first sentence of Section 1.03(a) hereof (with such adjustments to the rates, factors, values, estimates, assumptions and computations set forth in such Borrowing Base Reports as are acceptable to the Combined Majority Lenders). As promptly as reasonably practicable after its receipt of the Borrowing Base Reports furnished to it pursuant to the second sentence of Section 1.03(a) hereof, the U.S. Agent (in consultation with the Combined Majority Lenders) shall endeavor to redetermine the Borrowing Base as an amount in Dollars on the basis of such Borrowing Base Reports in the manner provided in this clause (b), notify the Lender Group of such redetermination and, if such redetermination is approved by all of the Lender Group (in the case of an increase in the Borrowing Base) or by the Combined Majority Lenders (in the case of (i) a decrease in the Borrowing Base or (ii) no change in the Borrowing
Base), as applicable, notify the Company and Forest of the Borrowing Base as an amount in Dollars as so redetermined and such redetermined Borrowing Base shall become effective on the Determination Date next following each Report Delivery Date (or, if later, on the date notified by the U.S. Agent to the Company and Forest) and shall remain effective until again redetermined as provided in this Section 1.03(b) (subject to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d) and 1.03(e) hereof, reductions pursuant to Section 2.11(e) and
(f) hereof or additions pursuant to Section 2.11(a) hereof). The determination by the U.S. Agent and the Lender Group or the Combined Majority Lenders, as the case may be, of the Borrowing Base for any Determination Period shall be made on the basis of parameters which may include the Present Value of Reserves attributable to Hydrocarbon Properties as set forth in the applicable Borrowing Base Report for such Determination Period, subject, however, to such adjustments as

                                   AMENDMENT NO. 1
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                                     - 7 -

the U.S. Agent, with the concurrence of the Lender Group or the Combined Majority Lenders, as the case may be, may make in its and their sole discretion to the rates, factors, values, estimates, assumptions and computations set forth in such Borrowing Base Report and any other relevant information or factors, including without limitation, any additional Indebtedness or other obligations that may be incurred by Forest and its Subsidiaries that the Combined Majority Lenders may deem appropriate.

         As used herein, "BORROWING BASE" means the amount specified in the first sentence of this Section 1.03(b) as determined from time to time as provided in the second sentence of Section 1.03(b) and subject to adjustments, redeterminations and principles provided in Sections 1.03(c), 1.03(d), 1.03(e) and 2.11 hereof.

         (c) MATERIAL CHANGE. The Company agrees to notify the Administrative Agent and the U.S. Agent promptly of any material change of which the Company, Forest, Canadian Forest or any of their respective Restricted Subsidiaries is aware which reduces or may result in a reduction of the Borrowing Base by more than 10%. Promptly upon receipt of such notice, the U.S. Agent (in consultation with the Combined Majority Lenders) shall endeavor to adjust the Borrowing Base pursuant to the procedures set forth in Section 1.03(b) hereof.

         (d) REDETERMINATION. If so requested by the Majority Lenders or the Majority Banks under, and as defined in, the U.S. Credit Agreement, or Forest at any time, the U.S. Agent shall, as promptly as reasonably practicable after the receipt of such request, endeavor to redetermine (in consultation with the Lender Group or the Combined Majority Lenders, as applicable) the Borrowing Base as then in effect on the basis of the then most recent applicable Borrowing Base Reports (subject, however, to such additional adjustments to the rates, factors, values, estimates, assumptions and computations as set forth therein as the U.S. Agent, with the concurrence of the Combined Majority Lenders, may determine to be appropriate) as provided in Section 1.03(b) hereof. As promptly as reasonably practical following its redetermination of the Borrowing Base, the U.S. Agent shall notify the Lender Group of such redetermination and, if such redetermination is approved by all of the Lender Group (in the case of (i) an increase in the Borrowing Base or (ii) no change in the Borrowing Base) or by the Combined Majority Lender (in the case of a decrease in the Borrowing Base), as applicable, notify the Company and Forest of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective immediately upon delivery to the Company and Forest of such notice of redetermination.

         (e) DETERMINATIONS, ETC. All determinations and redeterminations and adjustments by the U.S. Agent provided for above in this Section 1.03 or in the definition of "Present Value of Reserves" in
Section 1.01 (and any determinations and decisions by the Combined Majority Lenders in connection therewith, including any thereof approving or disapproving a proposed redetermination or redetermination by the U.S. Agent or effecting any adjustment to any element included in a Borrowing Base Report or the determination or redetermination of the Borrowing Base) shall be made on a reasonable basis, in good faith and in a manner reasonably consistent with the basis on which the initial Borrowing Base was determined

                                   AMENDMENT NO. 1
to be acceptable to the Lender Group (but after giving effect to changes in facts and circumstances occurring after the date of such initial determination including, but not limited to, reserves and production, operating expenses and economic assumptions with respect to price of hydrocarbons and inflation), and any such determination, redetermination or adjustment shall consider any other relevant information or factors, including without limitation, any additional Indebtedness or other obligations that may be incurred by Forest and its Subsidiaries that the Combined Majority Lenders may deem appropriate, PROVIDED that no Hydrocarbon Properties acquired by any Subsidiary of Forest after the date hereof shall be included in the calculation of the Borrowing Base unless such Subsidiary is a Subsidiary Guarantor under the U.S. Credit Agreement or is a Subsidiary Borrower or otherwise liable as a surety under the Canadian Forest Credit Agreement.

         (f) FOREST SALE. The Company and the Lenders agree that the sale of the Forest Pledged Properties from Canadian Forest to Forest pursuant to the Forest Purchase Agreement, and the subjecting of such Forest Pledged Properties to the Forest Debenture, shall not result in a redetermination or adjustment of the Borrowing Base, and that such Forest Pledged Properties shall continue to be included in the Borrowing Base (so long as they are owned by Forest and are not otherwise subjected to any Lien (other than the Lien of the Forest Debenture) by Forest) to the same extent as if such sale had not occurred."

         2.07. Section 2.01 of the Second Amended and Restated Credit Agreement is amended by (i) deleting the existing paragraphs (a) and (d) and inserting a new paragraph (a) as follows:

         "(a)   Each Lender severally agrees, in accordance with the
terms and conditions of this Agreement, to make one or more loans to the Company in Canadian Dollars or U.S. Dollars during the period from and including the Closing Date to and including the Commitment Termination Date, in an aggregate amount up to but not exceeding the least of (x) the Commitment of such Lender and (y) an amount equal to such Lender's Commitment Percentage multiplied by the then effective Allocated Canadian Borrowing Base determined pursuant to the immediately preceding Borrowing Base Reports; PROVIDED that (i) in no event shall the aggregate principal amount of all Loans (including all Swingline Loans) (with the Principal Amount of U.S. Dollar Loans expressed as an Equivalent Amount in Canadian Dollars), together with the aggregate amount of all Letter of Credit Liabilities (with the Letter of Credit Liabilities in U.S. dollars expressed in an Equivalent Amount in Canadian Dollar) and all Bankers' Acceptance Liabilities of the Company, exceed the lesser of (x) the aggregate amount of the Commitments as in effect from time to time, and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports and (ii) the Company may not borrow Loans, obtain Letters of Credit or Bankers' Acceptances under this Agreement at any time while a Borrowing Base Deficiency exists.
The aggregate of the Commitments of the Lenders on the date hereof is C$165,000,000 or the Equivalent Amount in U.S. Dollars."; and

         (ii) relettering clause "(e)" therein to be clause "(d)"."

                                   AMENDMENT NO. 1

         2.08. Section 2 of the Second Amended and Restated Credit Agreement is further amended by:

         (i)  deleting the existing Section 2.02 and inserting a new
Section 2.02 as follows:

              "2.02 BORROWINGS. The Company shall give the Administrative Agent and the U.S. Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.06 hereof. Not later than 1:00 p.m. Toronto time on the date specified for each borrowing hereunder (other than Swingline Loans), each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Administrative Agent's account for the Currency in which such Loan is denominated that is maintained by the Administrative Agent with Chase Canada at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by either depositing the same, in immediately available funds, in an account of the Company and maintained with Chase Canada at the Principal Office or by transferring such funds to an account designated by the Company in writing. At the time of each such notice of borrowing hereunder the Company shall deliver a certificate of the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company which certificate shall indicate the Usage Ratio on such date, of Forest and its Subsidiaries after giving effect to such borrowing and shall show, in reasonable detail, the calculations used to derive such Usage Ratio. Notwithstanding any provision of this Agreement to the contrary, Canadian Prime Loans, BA Loans and Swingline Loans may only be denominated in Canadian Dollars and U.S. Base Rate Loans and Eurodollar Loans may only be denominated in U.S. Dollars."; and

         (ii) deleting the existing first paragraph of Section 2.03 and replacing it with the following:

         "2.03 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof and the issuance of Bankers' Acceptances provided for by Section
2.04 hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "LETTERS OF CREDIT") in Canadian Dollars or U.S. Dollars for account of the Company, PROVIDED that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate Principal Amount of the Loans (including all Swingline Loans) and the aggregate amount of all Bankers' Acceptance Liabilities (with the amounts of any Loans or Letter of Credit Liabilities outstanding in U.S. Dollars expressed as an Equivalent Amount in Canadian Dollars), exceed the lesser of (x) the aggregate amount of the Commitments as in effect from time to time, and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports, (ii) the aggregate outstanding amount of all Letter of Credit Liabilities exceed C$15,000,000, (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date 12 months

                                   AMENDMENT NO. 1
following the issuance of such Letter of Credit and (iv) any Letter of Credit require payment against a conforming draft to be made thereunder on the same Business Day on which that draft is presented, if presentation is made after 1:00 p.m., Toronto time. Whenever the Company is required to furnish a notice to the Administrative Agent pursuant to the following additional provisions of this Section 2.03, it shall give a copy of such notice to the U.S. Agent. The following additional provisions shall apply to Letters of Credit;";

         (iii) deleting the existing first paragraph of Section 2.04 and replacing it with the following:

         "2.04 BANKERS' ACCEPTANCES. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01(a) hereof and the issuance of Letters of Credit provided for by
Section 2.03 hereof, for the acceptance by the Lenders of bankers' acceptances (collectively, "BANKERS' ACCEPTANCES") issued by the Company, PROVIDED that in no event shall (i) the aggregate amount of all Bankers' Acceptance Liabilities, together with the aggregate Principal Amount of the Loans (including all Swingline Loans) and the aggregate amount of all Letter of Credit Liabilities (with amounts of any Loans or Letter of Credit Liabilities outstanding in U.S. Dollars expressed as an Equivalent Amount in Canadian Dollars) exceed the lesser of (A) the aggregate of the Commitments and (B) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports and (ii) any Bankers' Acceptances have maturities of less than 30 days or more than 180 days from the Acceptance Date (and shall in no event mature on a date after the Commitment Termination Date). Whenever the Company is required to furnish a notice to the Administrative Agent pursuant to the following additional provisions of this Section 2.04, it shall give a copy of such notice to the U.S. Agent. The following additional provisions shall apply to Bankers' Acceptances:"; and

         (iv)  deleting the existing Section 2.05 and inserting a new
Section 2.05 as follows:

         "2.05 SWINGLINE LOANS. (a) Subject to the terms and conditions of this Agreement, BOM agrees to make loans ("SWINGLINE LOANS") to the Company from time to time prior to the Commitment Termination Date in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Principal Amount of outstanding Swingline Loans exceeding C$5,000,000 or (ii) the aggregate Principal Amount of all Loans including all Swingline Loans (with the Principal Amount of U.S. Dollar Loans expressed as the Equivalent Amount in Canadian Dollars), together with the aggregate amount of all Letter of Credit Liabilities (with the Letter of Credit Liabilities in U.S. Dollars expressed as the Equivalent Amount in Canadian Dollars) and all Bankers' Acceptance Liabilities at any time exceeding the lesser of (x) the aggregate amount of the Commitments and
(y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.12 hereof. All Swingline Loans shall be denominated in Canadian Dollars. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline

                                   AMENDMENT NO. 1

Loans.  Swingline Loans shall constitute Loans hereunder.

         (b) In order to request a Swingline Loan, the Company shall notify BOM and the U.S. Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., Calgary time (or 4:00 p.m. Calgary time in the case of borrowings to satisfy outstandings under the BOM Agreement), on the day of a proposed Swingline Loan. Notwithstanding the foregoing, in the event that at any time BOM makes demand for payment of any amounts to which it is entitled under the BOM Agreement and such amounts are not paid by the close of business on the date of demand, the Company shall be deemed to have notified BOM of a request for a Swingline Loan in an amount equal to the lesser of (i) C$5,000,000 less the aggregate Principal Amount of any outstanding Swingline Loans and (ii) the amounts demanded under the BOM Agreement. Each such notice provided by the Company by telephone request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. BOM will promptly advise the Administrative Agent and the U.S. Agent of any such notice received from the Company and of any such notice deemed to be provided by the Company.
 BOM shall make each Swingline Loan available to the Company by means of a credit to the general deposit account no. 1212-176 of the Company at the BOM Main Branch Calgary, Alberta by 2:30 p.m., Calgary time, on the requested date of such Swingline Loan, or in the case of a deemed notice, on or before the next Business Day following the date BOM provides the demand for payment.

         (c) On each day during the period commencing with the making by BOM of any Swingline Loan and until such Swingline Loan shall have been repaid, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then outstanding aggregate Principal Amount of such Swingline Loan. Each Lender (other than BOM) agrees that, upon the making of any Swingline Loan hereunder, it shall automatically acquire a participation in the BOM's rights under such Swingline Loan in an amount equal to such Lender's Commitment Percentage of the then outstanding aggregate Principal Amount of such Swingline Loan. BOM shall promptly advise the Administrative Agent and the U.S. Agent of each Swingline Loan made by BOM and the Administrative Agent shall promptly advise each of the Lenders of each of those Swingline Loans being made. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice from the Administrative Agent that a Swingline Loan has been made, to pay to the Administrative Agent, for the account of BOM, such Lender's Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in, and make payments for, Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and
Section 2.02 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to BOM the amounts so received by it from the Lenders. The purchase

                                   AMENDMENT NO. 1
of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof."; and

         (v)  deleting the existing Section 2.07 and inserting a new
Section 2.07 as follows:

         "2.07   COMMITMENT FEE.  The Company shall pay to the
Administrative Agent for account of each Lender a commitment fee for each day at a rate per annum equal to the Applicable Commitment Fee Rate TIMES such Lender's PRO RATA share (based on its respective Commitment) of the Allocated Canadian Borrowing Base LESS the aggregate principal amount of all Loans, Bankers' Acceptances and Letter of Credit Liabilities (collectively, such difference for all of the Lenders being the "AVAILABLE BORROWING AMOUNT") (with any amounts outstanding in U.S. Dollars being expressed as an Equivalent Amount in Canadian Dollars) outstanding on such day for the period from and including the date of Amendment No. 1 to but not including the earlier of the date such Lender's Commitment is terminated and the Commitment Termination Date. Accrued Commitment Fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.".

         2.09. Section 2.09 of the Second Amended and Restated Credit Agreement shall be amended by deleting the existing paragraph (a) and inserting a new paragraph (a) as follows:

         "(a) The Loans made by each Lender (other than Swingline Loans) to the Company shall be evidenced by the promissory note of the Company dated August 19, 1997, payable to such Lender in a principal amount equal to the amount of its Commitment.".

         2.10. Section 2.10 of the Second Amended and Restated Credit Agreement shall be amended by inserting a new sentence at the end of Section 2.10 as follows:

         "Whenever the Company is required to furnish a notice to the Administrative Agent pursuant to this Section 2.10, it shall give a copy of such notice to the U.S. Agent.".

         2.11. Section 2.11 of the Second Amended and Restated Credit Agreement is amended by:

         (i) deleting the existing paragraph (a) and inserting a new paragraph (a) as follows:

         "(a) BORROWING BASE. The U.S. Agent shall notify the Company and Forest (in a "DEFICIENCY NOTICE") any time the Borrowing Base as then in effect is less than the sum of (i) the aggregate principal amount of the Loans, Swingline Loans, Bankers' Acceptance Liabilities and Letter of Credit Liabilities outstanding at such time and (ii) the aggregate principal amount of the U.S. Credit Agreement Obligations outstanding at such time (the amount of such difference being called herein the "BORROWING BASE DEFICIENCY") and within 30 days after the date of the Deficiency Notice, the Company shall notify the U.S. Agent and the Administrative Agent of the

                                   AMENDMENT NO. 1

Company's and Forest's intentions with respect to compliance with the procedures set forth in this Section 2.11(a). As specified in such notice from the Company, the Company shall (within 90 days after the date of the Deficiency Notice) prepay, in accordance with Section 3.02 of the Intercreditor Agreement or, provide cover in accordance with
Section 2.11(h) of this Agreement, the aggregate principal amount of all Loans (including Swingline Loans), Bankers' Acceptance Liabilities and Letter of Credit Liabilities outstanding at such time, in an amount sufficient to eliminate such Borrowing Base Deficiency.";

         (ii) by deleting the existing paragraph (d) and inserting a new paragraph (d) as follows:

         "(d)  EXCESS RESULTING FROM EXCHANGE RATE CHANGE.

              (i) Subject to Section 2.11(d)(ii), any time that, following one or more fluctuations in the exchange rate of the U.S. Dollar against the Canadian Dollar, the sum of the Equivalent Amount in Canadian Dollars of the aggregate Principal Amount of Loans and Letter of Credit Liabilities outstanding at such time denominated in U.S. Dollars PLUS the aggregate Principal Amount of Canadian Dollar denominated Loans, Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding at such time (the amount of such sum being called herein the "AGGREGATE BORROWINGS") EXCEEDS by an amount equal to or in excess of 1% of the lesser of (x) the aggregate amount of the Commitments of the Lenders on such date and (y) the then effective Allocated Canadian Borrowing Base or the Equivalent Amount in Canadian Dollars determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports, the Company shall promptly after receipt of notice from the Administrative Agent and, in any case, within 10 days after receipt of such notice, either (A) prepay the Loans (except BA Loans) (and/or provide cover for the Letter of Credit Liabilities, BA Loans and the Bankers' Acceptance Liabilities as specified in clause (h) below) in an amount (such amount being called herein the "EXCHANGE RATE DEFICIENCY") necessary to reduce the Aggregate Borrowings to an amount equal to or less than the lesser of (x) the aggregate amount of the Commitments of the Lenders on such date and (y) the then effective Allocated Canadian Borrowing Base or the Equivalent Amount in Canadian Dollars determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports or (B) maintain or cause to be maintained with the Administrative Agent deposits of Canadian Dollars in an amount equal to the Exchange Rate Deficiency, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the forgoing provisions, the Administrative Agent shall on each Acceptance Date, Maturity Date, Quarterly Date and on the date of any borrowing hereunder make any necessary exchange rate calculations to determine whether any such excess exists on such date and, if such excess exists on such date and if there is an excess, it shall so notify the Company.

              (ii) Notwithstanding Section 2.11(d)(i), the Combined Majority Lenders shall be entitled, in their sole discretion, to require that the Company, at the Company's

                                   AMENDMENT NO. 1
    option, (A) make the payments or prepayments or maintain the deposits required to be maintained under Section 2.11(d)(i) or (B) fully hedge, to the reasonable satisfaction of the Combined Majority Lenders, the Exchange Rate Deficiency and assign the benefit of all hedging contracts to the Administrative Agent, for the benefit of the Lender Group, in any case where an Exchange Rate Deficiency exists."

         (iii) deleting the existing paragraph (e) and inserting a new paragraph (e) as follows:

         "(e) CASUALTY EVENTS. Upon the date 30 days following the receipt by Canadian Forest or any of the Subsidiary Borrowers incorporated in Canada (or Forest, in the case of the Forest Pledged Properties) of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Hydrocarbon Property other than Unrestricted Properties of Canadian Forest or any Subsidiary Borrower incorporated in Canada or assets used in connection with the gas marketing business of any of the Subsidiary Borrowers incorporated in Canada (or Forest, in the case of the Forest Pledged Properties) the Company shall prepay the Loans (and/or provide cover for Letter of Credit and Bankers' Acceptance Liabilities as specified in clause (h) below), and if such Casualty Event shall result in the receipt by the Company or any of the Subsidiary Borrowers incorporated in Canada (or Forest, in the case of the Forest Pledged Properties) of Net Available Proceeds in excess of $2,500,000 or the Equivalent Amount in Canadian Dollars, the Combined Majority Lenders, in their sole discretion based on their review of such Casualty Event, may reduce the Borrowing Base in an aggregate amount not in excess of 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Hydrocarbon Property, or such lesser amount as is specified in a written notice from the Combined Majority Lenders, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
(g) of this Section 2.11. Nothing in this clause (e) shall be deemed to limit any obligation of the Company pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event";

         (iv) deleting the existing paragraph (f) and inserting a new paragraph (f) as follows:

         "(f) SALE OF ASSETS. Without limiting the obligation of the Company to obtain consent of the Combined Majority Lenders pursuant to
Section 8.05 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any Disposition, the Company will cause Canadian Forest to deliver to the Lender Group a statement, certified by the chief financial officer or treasurer of such company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition and, if the Net Available Proceeds of such Disposition together with the aggregate of all other Dispositions during the current Determination Period is in excess of $5,000,000 or the Equivalent Amount in Canadian Dollars, the Combined Majority Lenders, based on their review

                                   AMENDMENT NO. 1
of the statement referred to in this Section 2.11(f) may, in their sole discretion, reduce the Borrowing Base in an aggregate amount not in excess of 100% of the Net Available Proceeds of such Disposition, or such lesser amount as is specified in a written notice from the Combined Majority Lenders. If a Borrowing Base Deficiency results from such reduction, then the Company shall, notwithstanding Section 2.11(a) to the contrary, immediately prepay the Loans (including Swingline Loans) (and/or provide cover for Letter of Credit and Bankers' Acceptance Liabilities) with the Net Available Proceeds to cure such deficiency. Notwithstanding the foregoing, the Company shall not be required to prepay the Loans (including Swingline Loans)(and/or provide cover for the Letter of Credit and Bankers' Acceptance Liabilities pursuant to Section 2.11(h) hereof), and the Borrowing Base shall not be subject to automatic reduction upon any sale of Property by Canadian Forest or any Subsidiary Borrower or sale of any of the Forest Pledged Properties in the case of Forest permitted pursuant to Section 8.05 of the Canadian Forest Credit Agreement."; and

         (v) deleting the existing paragraph (g) and inserting a new paragraph (g) as follows:

         "(g) APPLICATION. Prepayments and reductions of the Borrowing Base described in the above clauses of this Section 2.11 shall be effected as follows: the Borrowing Base shall be automatically reduced by an amount equal to the amount specified in such clauses and to the extent that, after giving effect to such reduction, the aggregate Principal Amount of the Loans, together with the aggregate amount of all Letter of Credit Liabilities and Bankers' Acceptances (with the amount of Loans and the Letter of Credit Liabilities in U.S. Dollars expressed as an Equivalent Amount in Canadian Dollars), would exceed the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.12 hereof and the immediately preceding Borrowing Base Reports, the Company shall first, prepay the Loans (except BA Loans) and second, provide cover for Letter of Credit Liabilities, BA Loans and Bankers' Acceptance Liabilities as specified in clause (h) below, in an aggregate amount equal to such excess. To the extent possible, any prepayments required pursuant to this Section 2.11 shall be applied FIRST to U.S. Base Rate Loans, SECOND to Canadian Prime Rate Loans and THIRD to Eurodollar Loans."

         2.12 A new Section 2.12 of the Second Amended and Restated Credit Agreement shall be added as follows:

         "Section 2.12  ALLOCATION OF BORROWING BASE.

         (a) The Borrowing Base may be allocated between the Company under this Agreement and Forest under the U.S. Credit Agreement. The Allocated U.S. Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the aggregate Commitments and the other provisions of the U.S. Credit Agreement) that the U.S Lenders will extend to Forest at any one time prior to the "Commitment Termination Date" specified in the U.S. Credit Agreement. The Allocated Canadian Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of Loans, Letters of Credit and Bankers' Acceptances (subject to the aggregate

                                   AMENDMENT NO. 1

Commitments and the other provisions of this Agreement) that the Lenders will extend to the Company at any one time prior to the Commitment Termination Date. On the date of Amendment No. 1, the Allocated Canadian Borrowing Base shall be $100,000,000, resulting in an initial Allocated U.S. Borrowing Base of $30,000,000.

         (b) The Company at any time shall have the right to request in writing to the Administrative Agent, U.S. Agent and the Lender Group, in their sole discretion, an increase in the Allocated Canadian Borrowing Base and a corresponding decrease in the Allocated U.S. Borrowing Base; provided that any such increase shall require the approval of all of the Lenders and at no time shall the Allocated Canadian Borrowing Base exceed $100,000,000; and provided further that the Company may not make a request for an increase in the Allocated Canadian Borrowing Base more than four (4) times during any twelve (12) month period. Within ten (10) Business Days of the receipt by the Lenders of such request, the Lenders shall give written notice to the Company, Forest and the U.S. Agent of their approval or disapproval of such increase. If such increase is approved, each such Lender shall have its share of the Allocated Canadian Borrowing Base increased by an amount equal to its proportion of the Commitment Percentage. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall become effective upon the distribution by the U.S. Agent to the Company, Forest, the Administrative Agent and the Lender Group of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

         (c) Forest at any time shall have the right to request in writing to the Administrative Agent, the U.S. Agent and the U.S. Lenders that such U.S. Lenders, in their sole discretion, permit Forest to increase the Allocated U.S. Borrowing Base and decrease the Allocated Canadian Borrowing Base; provided that any such change shall require the approval of all of such U.S. Lenders and at no time shall the Allocated U.S. Borrowing Base exceed $100,000,000; and provided further that Forest may not make a request for an increase in the Allocated U.S. Borrowing Base more than four (4) times during any twelve (12) month period. Within ten (10) Business Days of the receipt by such U.S. Lenders of such request, such U.S. Lenders shall give written notice to the Company, Forest and the U.S. Agent of their approval or disapproval of such change. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall become effective upon the distribution by the U.S. Agent to the Company, Forest, the Administrative Agent and the Lender Group of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

         (d) For purposes of this Agreement, the Allocated Canadian Borrowing Base shall be expressed as the Equivalent Amount in Canadian Dollars. The Equivalent Amount shall be calculated (i) on the date a reallocation pursuant to this Section 2.12 between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base occurs, (ii) on each Determination Date, or (iii) in any event, at ninety (90) day intervals following the most recent Determination Date."

         2.13. Section 4.01 of the Second Amended and Restated Credit Agreement shall be amended by inserting a new paragraph (g) as follows:


                                AMENDMENT NO. 1

         "(g) The Company shall give the U.S. Agent notice of each payment hereunder within 3 Business Days of the relevant payment."

         2.14. The introduction to Section 8 of the Second Amended and Restated Credit Agreement shall be amended by replacing the word "Lender" with the words "Lender Group" on the second line.

         2.15. Section 8.10 of the Second Amended and Restated Credit Agreement shall be amended in its entirety as follows:

         "8.10  INTEREST COVERAGE RATIO.

         The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters (treated for this purpose as a single accounting period) following March 31, 1997, to be less than 2.0:1.0 as of the end of any fiscal quarter of the Canadian Forest."

         2.16. Section 8.11 of the Second Amended and Restated Credit Agreement shall be amended in its entirety as follows:

         "8.11 WORKING CAPITAL. The Company will not permit the current assets of Forest and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) to be equal to or less than the current liabilities of Forest and its Subsidiaries (so determined). For purposes hereof, the terms "CURRENT ASSETS" and "CURRENT LIABILITIES" shall have the respective meanings assigned to them by GAAP, PROVIDED that in any event there shall be (i) included in current assets the aggregate amount of the unused Combined Commitments (but only to the extent such unused Combined Commitments could then be utilized as provided in Section 6.02 hereof and Section 7.02 of the U.S. Credit Agreement), (ii) excluded from current liabilities all Indebtedness hereunder PLUS all Indebtedness under, and as defined in, the U.S. Credit Agreement PLUS all Indebtedness under, and as defined in, the Canadian Forest Credit Agreement, (iii) excluded from current liabilities all Production Payments (as defined in the U.S. Credit Agreement) and (iv) excluded from current liabilities the current portion of any gas balancing liabilities hereunder and under the U.S. Credit Agreement."

         2.17. Section 11 of the Second Amended and Restated Credit Agreement is amended by inserting a new Section 11.22 as follows:

         "11.22 INTERCREDITOR AGREEMENT. (a) Reference is hereby made to the Intercreditor Agreement, which provides for certain matters relating to this Agreement and the U.S. Credit Agreement. To the extent of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. Each Lender hereby authorizes the Administrative Agent to execute and deliver the Intercreditor Agreement on its behalf and the execution and delivery by the Administrative Agent of the Intercreditor


                                AMENDMENT NO. 1

Agreement on behalf of the Lenders is hereby ratified and confirmed by each of the Lenders. Any Lender that becomes a party to this Agreement after the date hereof agrees to be bound by the terms and provisions of the Intercreditor Agreement.

         (b) The Company acknowledges that certain financial institutions including certain of the Lenders are providing financing to Forest. The Company consents to the disclosure of information provided by the Company to the Lenders to such other financial institutions. The Company also acknowledges that the Lenders may enter into participation arrangements and payment sharing understandings with such financial institutions and consents to such arrangements and understandings. To the extent any such arrangements or understandings give rise to any liability for any withholding tax payments in connection with any payments made by Forest, the Company or any other Obligor under either this Agreement or the U.S. Credit Agreement, then (notwithstanding any provisions to the contrary set forth in this Agreement or the U.S. Credit Agreement), Forest, pursuant to the U.S. Credit Agreement has agreed to indemnify each of the applicable members of the Lender Group and shall hold each of the applicable members of the Lender Group harmless from and against any such liability; PROVIDED, HOWEVER, that each member of the Lender Group (if so requested by the Company under this Agreement or Forest under the U.S. Credit Agreement) will use good faith efforts to accommodate any reasonable request by the Company or Forest in order to avoid the need for, or reduce the amount of, such compensation so long as the request will not, in the sole opinion of the applicable member of the Lender Group, be disadvantageous to such member of the Lender Group.

         Section 3. COMMITMENT FEE. Notwithstanding that the increase of the Commitments contemplated by Section 2 hereof shall not become effective until the satisfaction of the conditions precedent specified in Section 5 hereof, for purposes of calculating the amount of commitment fee payable under Section 2.07 of the Second Amended and Restated Credit Agreement, the Allocated Canadian Borrowing Base of the Lender shall be deemed to have been so increased (and the Commitments of the New Lenders shall be deemed to have become effective) immediately upon the execution of Amendment No. 1 by each of the Lenders.

         Section 4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders that the representations and warranties set forth in Section 7 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof (unless otherwise limited to an earlier date) as if made on and as of the date hereof and as if each reference in said
Section 7 to "this Agreement" and "the Notes" included reference to this Amendment No. 1.

         Section 5. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments to the Second Amended and Restated Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         5.01. EXECUTION BY ALL PARTIES. This Amendment No. 1 shall have been executed


                                AMENDMENT NO. 1
and delivered by each of the parties hereto.

         5.02. NOTES AND INITIAL LOANS. The Company shall deliver for each Bank whose Commitment is increasing (an "INCREASING LENDER"), a new promissory note of the Company in substantially the form of Exhibit A to the Second Amended and Restated Credit Agreement, dated the date hereof, payable to such Bank in a principal amount equal to its Commitment (as increased hereby) and otherwise duly completed and shall deliver for the New Lender a promissory note of the Company in substantially the form of Exhibit A to the Second Amended and Restated Credit Agreement, dated the date hereof, payable to the order of such New Lender in a principal amount equal to its Commitment and otherwise duly completed, and each of such promissory notes (a "NEW NOTE") delivered to each Increasing Lender and the New Lender shall constitute a "Note" under the Second Amended and Restated Credit Agreement as amended hereby. In addition, the Company shall have borrowed from, and the New Lender shall have made Loans to, the Company.

         5.03. INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto.

         5.04. FOREST AMENDMENT AGREEMENT. The Amendment No. 2 to the U.S. Credit Agreement shall have been executed and delivered by each of the parties thereto.

         5.05. OPINION OF COUNSEL TO THE COMPANY. An opinion of Daniel McNamara, Corporate Counsel to the Company, Macleod Dixon, special Canadian counsel to the Company and Vinson & Elkins L.L.P., special New York counsel to Forest shall have been delivered to the Administrative Agent.

         5.06. NOTES. The Notes, duly completed and executed, delivered by the party thereto.

         5.07. OTHER DOCUMENTS. The Administrative Agent shall have received such other documents, certificates and opinions as the Administrative Agent or any Lender or special counsel to Chase Canada may reasonably request including the Canadian Guarantee and Third Security Confirmation, Amendment and Supplemental Debenture Agreement.

         Section 6. MISCELLANEOUS. Except as herein provided, the Second Amended and Restated Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein.


                                AMENDMENT NO. 1

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                       611852 SASKATCHEWAN LTD.


                                       By /s/ Kenton M. Scroggs
                                          -----------------------------------
                                          Title: Vice President

                                       Address for Notices:

                                       611852 SASKATCHEWAN LTD.
                                       c/o Canadian Forest Oil Ltd.
                                       600, 800-Sixth Avenue, S.W.
                                       Calgary, Alberta T2P 3G3
                                       Canada

                                       Telecopier No.: (403) 292-8072
                                       Telephone No.:  (403) 292-8000

                                       Attention:  Vice President-Finance

                                       with a copy to:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO 80202

                                       Attention:  Vice President and Treasurer

                                       Telecopier No.: (303) 812-1510
                                       Telephone No.:  (303) 812-1400


                                AMENDMENT NO. 1

                        LENDERS

                        THE CHASE MANHATTAN BANK OF CANADA
COMMITMENT
----------
C$45,000,000

                        By /s/ Christine Chan
                           -----------------------------------
                           Title: Vice President



                        By /s/ D. McGorman
                           -----------------------------------
                           Title: Vice President

COMMITMENT              ROYAL BANK OF CANADA
----------
C$40,000,000

                        By /s/ D.R. Crook
                           -----------------------------------
                           Title: Senior Account Manager

COMMITMENT              BANK OF MONTREAL
----------
C$40,000,000

                        By /s/ Michael St. A. Gardner
                           -----------------------------------
                           Title: Director

COMMITMENT           CREDIT LYONNAIS CANADA
----------
C$40,000,000

                     By /s/ J.A. Scott Billingsley         By /s/ R.L. (Bob) Wiesinger
                        ----------------------------          -----------------------------
                        Title: Vice President                 Title: Manager, Corp. Banking

                     Lending Office:



                     Address for Notices:

                       The Stock Exchange Tower
                       300 - 5th Avenue S.W.
                       Calgary, Alberta
                       CANADA  T2P 3C4

                     Attention:  First Vice President and Manager,
                                 Western Region

                     Telecopier No.:  (403) 263-4095

                     Telephone No.:   (403) 263-1080

                        THE CHASE MANHATTAN BANK OF CANADA
                           as Administrative Agent


                        By /s/ Christine Chan
                           ----------------------------------
                           Title: Vice President


                        By /s/ D. McGorman
                           ----------------------------------
                           Title: Vice President

                        Address for Notices to
                          Chase Canada as Administrative Agent:

                          1 First Canadian Place
                          100 King Street West
                          Suite 6900, P.O. Box 106
                          Toronto, Ontario M5X 1A4
                          Canada
                          Attention:  Vice President Corporate Finance

                          Telecopier No.:  (416) 216-4161
                          Telephone No.:  (416) 216-4133

                        with a copy to:

                          The Chase Manhattan Bank
                          One Chase Manhattan Plaza
                          8th Floor
                          New York, New York  10081

                        Attention:  Rick Betz


                        Telecopier No.:  (212) 552-1687

                        Telephone No.:  (212) 552-2680

                                                                SCHEDULE IV



                            APPLICABLE COMMITMENT FEE RATE


RANGE OF                                    APPLICABLE COMMITMENT
--------                                    ----------------------
USAGE RATIO                                 FEE RATE (BPS PER ANNUM)
-----------                                 ------------------------

less than or equal to .330:1.00                      30.0
greater than .330:1.00 but less than
  or equal to 0.660:1.00                     35.0
greater than .660:1.00                                37.5

                                                                     SCHEDULE V


                                  APPLICABLE MARGIN



                                                      APPLICABLE MARGIN (BPS)
                                                      -----------------------
                                      CANADIAN        U.S. BASE      EURODOLLAR
RANGE OF USAGE RATIO                  PRIME LOANS     RATE LOANS     LOANS           BA FEE RATE
--------------------                  -----------     ----------     -----------     -----------
less than or equal to .330:1.00       0.0             0.0            100.0           100.0
greater than .330:1.00 but less than
or equal to .660:1.00                 25.0            25.0           125.0           125.0
greater than .660:1.00  0.0           50.0            50.0           150.0           150.0
